Exhibit 10.2


                             AMENDED
                      EMPLOYMENT AGREEMENT


     This Agreement, as amended, effective as of May 15, 1999, is made by and between Consolidated Freightways Corporation, a Delaware corporation (hereinafter, together with any successor Corporation(s), the "Company"), and David F. Morrison (hereinafter "Executive").

                            Recitals

      Whereas, Executive is currently employed by the Company as its Executive Vice President and Chief Financial Officer;

      Whereas,  Executive previously entered into  an  Employment
Agreement with the Company, dated December 8, 1998;

     Whereas, the Company and Executive wish to set forth in this Amended Employment Agreement the amended terms and conditions under which Executive is to be continued to be employed by the Company on and after the effective date hereof; and

      Whereas, the Company wishes to be assured that Executive will be available to the Company through December 31, 1999.

      Now, Therefore, the Company and Executive, in consideration of the mutual promises set forth herein, agree that Employment Agreement, dated December 8, 1998, be amended, effective as of the date of this Amended Employment Agreement, to read in full as follows:



                           Article 1.
                        Term of Agreement

      1.1   Commencement Date.  Executive's employment  with  the
Company under this Agreement shall commence as of the date of this Agreement ("Commencement Date") and shall expire on December
31, 1999.

      1.2 Renewal. This Agreement shall automatically terminate on December 31, 1999, and shall not be renewed or extended unless otherwise agreed in writing by the parties. Effective December 31, 1999, Executive shall and hereby irrevocably does without further action resign as an employee, officer and director of the Company and any of its Affiliates.

                           Article 2.
                        Employment Duties

       2.1 Title/Responsibilities. Executive hereby accepts employment with the Company pursuant to the terms and conditions hereof. Executive agrees to serve the Company in his current position at the corporate headquarters, until such time as the Company appoints a new Chief Financial Officer, in its sole discretion. Thereafter, Executive shall serve the Company at the corporate headquarters in such executive capacity and with such duties commensurate with Executive's background and skills as may from time to time be requested by the Board of Directors of the Company or the individual to whom the Executive reports. Executive shall report to the Chief Executive Officer of the Company, the Chief Financial Officer of the parent company of any company that may acquire the Company, or the Chief Financial
Officer the Company may appoint to replace Executive. Executive shall have the powers and duties commensurate with his position, including but not limited to, hiring personnel necessary to carry out the responsibilities for such position as set forth in the annual business plan approved by the Board of Directors of the Company.

      2.2 Part-Time Attention. Executive shall devote his best efforts and 25% of his business time and attention to the performance of the services customarily incident to such position and to such other services as Executive's direct report may reasonably request.

      2.3 Other Activities. Except upon the prior written consent of the Board of Directors or Executive's direct report, Executive shall not during the period of employment engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by, or is under common control with the Company or any entity in which the Company directly or indirectly owns 49% or more of the voting stock (an "Affiliate"), provided that Executive may own less than two percent (2%) of the outstanding securities of any such publicly traded competing corporation.

                           Article 3.

      3.1 Base Salary. Executive shall receive a base salary at an annual rate of 25% of his current salary payable weekly in equal installments in accordance with the Company's normal payroll practices ("Base Salary").

       3.2 Incentive Bonus. Executive shall continue to participate in the incentive bonus plan applicable to Executive at the target percentage of 50% of actual salary paid or payable but deferred in 1999 ("Target Bonus"). If earned, bonuses will be paid at the same time as bonuses are paid to other senior executives. The Board of Directors or Committee thereof shall, in its sole discretion, determine the extent to which such performance objectives have been obtained. No new short-term incentives will be awarded to Executive.

     3.3 Long-Term Incentives. Executive shall continue to have the right to earn restricted stock. However, the number of shares in the third installment which may be earned under Executive's Restricted Stock Award and Deferral Agreement shall be reduced from 50,000 shares of Common Stock to 29,688. In addition, provided that Executive performs his employment duties through December 31, 1999, the restricted stock may vest at any time on or prior to December 2, 2001 notwithstanding Executive's termination of employment on December 31, 1999. The stock shall continue to be subject to earlier termination for death, disability or termination for cause under the terms of the Restricted Stock Award and Deferral Agreement, and all other terms of the Executive's Restricted Stock Award and Deferral Agreement shall otherwise continue in effect. Executive acknowledges that the Compensation Committee intends to distribute any vested restricted stock in January 2000, or if not then vested, upon vesting, notwithstanding Executive's election to defer receipt of such stock. No new long-term incentives will be awarded to Executive.

     3.4 Withholdings. All compensation and benefits payable to Executive hereunder shall be subject to all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

                           Article 4.
                 Benefits and Other Compensation

      4.1 Vacation. Executive shall not accrue vacation during the term of this Agreement.

      4.2 Benefits. During the term of this Agreement, the Company shall also provide Executive with the usual health insurance benefits it generally provides to its other senior officers of the Company. The Company shall provide Executive with the right to participate in and to receive benefits from life, accident, disability, medical, retirement medical, pension, supplemental retirement, the 401(k), and 25% of standard car allowance. Provided however, Executive shall not be entitled to any other benefits provided generally to employees or to executives, and short-term and long-term incentives shall be limited to those described in Sections 3.2 and 3.3.

      4.3 Business Expense Reimbursement. During the term of this Agreement, Executive shall be entitled to receive reimbursement for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder. Executive agrees to furnish to the Company adequate records and other documentary evidence of such expenses for which Executive seeks reimbursement. Such expenses shall be reimbursed and accounted for under the policies and procedures established by the Company and the Audit Committee of the Board of Directors.
                           Article 5.

       5.1 Non-disclosure of Proprietary Information - Non Competition. Executive shall execute upon request the Company's standard Non-Disclosure Agreement for officers of the Company and its Affiliates in a form acceptable to the Company's counsel. In any event, Executive shall maintain the confidentiality and not use confidential information of the Company during his term of employment and for two years following termination of his employment. While employed hereunder, Executive shall not engage, directly or indirectly, in any other business activity that is competitive with, or that places him in a competing position to that of the Company or any Affiliates (provided that Executive may own less than two percent (2%) of the outstanding securities of any publicly traded corporation).

      5.2 No Solicitation of Employees. As a condition of receiving benefits under this Agreement, Executive may not directly solicit employees or full-time consultants of the Company to leave during his employment with the Company or for a period of two years from termination of employment.

      5.3 Waiver of Claims. Executive shall also waive any known or unknown claim against the Company and its Affiliates, including, if applicable, any acquiring corporation, other than those arising under the Agreement. Executive shall sign an
appropriate   release  if  so  requested  upon   termination   of
employment.

     5.4 Return of Property. All documents, records, apparatus, equipment and other physical property which if furnished to or obtained by Executive in the course of his employment with the Company shall be and remain the sole property of the Company. Executive agrees that, upon the termination of his employment, he shall return all such property (whether or not it pertains to the Company's proprietary information), and agrees not to make or retain copies, reproductions or summaries of any such property.


                           Article 6.
                           Termination

      6.1 By Death. The period of employment shall terminate automatically upon the death of Executive. In such event, the Company shall pay to Executive's beneficiaries or his estate, as the case may be, any accrued Base Salary, pro-rata Target Bonus based upon performance to date of death relative to target performance, any vested deferred compensation (other than pension plan, supplemental retirement, 401(k), or profit-sharing plan benefits which will be paid in accordance with the terms of the applicable plan), any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination (collectively "Accrued Compensation"). Thereafter, the Company's obligations hereunder shall terminate.

     6.2 By Disability. If Executive is prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than 60 days in the aggregate in any 365-day period, or if a determination is made by a qualified physician selected by the Company and acceptable to Executive or Executive's representative that continued employment with the Company by Executive would jeopardize Executive's physical or mental health, then, to the extent permitted by law, the Company may terminate the employment on the 60th day of such incapacity or following such a determination by a qualified physician. In such event, the Company shall pay to Executive all Accrued Compensation. Thereafter, the Company's obligations hereunder shall terminate. Nothing in this Agreement shall affect Executive's rights under any disability plan in which he is an eligible participant.

      6.3   By  Company  for  Cause.  The Company  may  terminate
Executive's employment for Cause (as defined below) without liability at any time with or without advance notice to Executive. The Company shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by Executive which was performed in bad faith and to the material detriment of the Company; (b) intentional refusal or intentional failure to act in accordance with any lawful and proper direction or order of the Board; (c) willful and habitual neglect of his duties of employment; or (d) conviction of a felony crime involving fraud or an act of dishonesty against the Company, provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to Executive describing the nature of such event and Executive shall thereafter have ten (10) business days to cure such event.

      6.4 At Will. At any time, the Company may terminate Executive's employment without liability other than as set forth below, for any reason not specified in Section 6.3 above, by giving thirty (30) days advance written notice to Executive. If the Company elects to terminate Executive pursuant to this
Section 6.4, the Company shall pay to Executive all Accrued Compensation and shall pay to Executive as provided herein Executive's Base Salary, Target Bonus and continue to pay the benefits described in Section 4.2 (except as otherwise explicitly provided in this Section 6.4) over the period equal to the remaining term of this Agreement, and thereafter all obligations of the Company shall terminate. Notwithstanding the preceding sentence, Executive shall receive (i) his incentive bonus as described in Section 3.2 only for the proportion of the Company's fiscal year in which termination occurs based upon the Company's year-to-date performance against the selected objectives, (ii) his long-term incentive compensation, if any, only for the proportion of the applicable period based on the Company's performance to date of termination against selected objectives,
(iii) additional age and service credits under the Company's defined benefit pension plan and supplemental retirement plan for the remainder of the then current term of this Agreement as if Executive had continued to perform services for such period, and
(iv) acceleration of vesting in full for all stock awards, whether stock options, restricted stock, or otherwise, then held by Executive. All such severance compensation amounts shall be earned and become payable in full immediately upon termination of employment. If the Company terminates this Agreement or the employment of Executive with the Company other than pursuant to
Section 6.1, 6.2 or 6.3, then this Section 6.4 shall apply.

      6.5 Constructive Termination. In the event that the Company changes the terms and conditions of Executive's employment with the Company such that a "Constructive Termination" has occurred, and Executive ceases performance of services for the Company thereafter, such action shall be deemed to be a termination of employment of Executive without cause pursuant to Section 6.4. For purposes of this Agreement,
"Constructive Termination" shall mean (i) reduction of Executive's Base Salary and/or Target Bonus, (ii) failure to provide a package of welfare benefit plans, pension benefit plans, and fringe benefits for Executive required hereunder which, taken as a whole, provide substantially similar benefits to those in which the Executive is entitled to participate immediately prior to the Commencement Date of this Agreement, or any action by the Company which would adversely affect Executive's participation, (iii) material reduction of Executive's benefits under any of such plans, (iv) change in
Executive's responsibilities, authority, title, office, or reporting relationship resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by Executive, and except as contemplated elsewhere herein, (v) a request that Executive relocate to a worksite that is more than 15 miles from his prior worksite, unless Executive accepts such relocation opportunity, (vi) material reduction in Executive's duties, except as contemplated hereunder, (vii) failure or refusal of a successor to the Company and any parent company to assume the Company's obligations under this Agreement, as provided in
Section 7.2.2, or (viii) material breach by the Company or any successor to the Company or any parent company of any of the material provisions of this Agreement.

      6.6 Termination by Executive. At any time, whether or not as a result of Executive's retirement, Executive may terminate his employment by giving thirty (30) days advance written notice to the Company. The Company shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate.

                           Article 7.
                       General Provisions

       7.1 Governing Law. The validity, interpretation, construction and performance of this Agreement and the rights of the parties thereunder shall be interpreted and executed under California law without reference to principles of conflicts of laws. The parties expressly agree that inasmuch as the Company's headquarters and principal place of business are located in California, it is appropriate that California law govern this Agreement.

     7.2  Assignment; Successors; Binding Agreement.

            7.2.1 Executive may not assign, pledge or encumber his interest in this Agreement or any part thereof.

           7.2.2 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law or by agreement in form and substance reasonably satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          7.2.3 This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount is at such time payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legates or other designee or, if there be no such designee, to his estate.

     7.3 Attorney Fees. The Company will reimburse Executive or Executive's successor-in-interest for all reasonable attorney fees and costs associated with bringing any action under this Agreement to enforce their rights hereunder, regardless of the outcome of such proceeding, provided the court does not find the claim was brought in bad faith.

     7.4 Non-Publication. The parties mutually agree not to disclose publicly the terms of this Agreement except to the extent that disclosure is mandated by applicable law.

      7.5 No Waiver of Breach. The waiver by any party of the breach of any provision of this Agreement shall not be deemed to be a waiver of any subsequent breach. No delay in exercising any right hereunder shall be deemed to be a waiver of the party's rights hereunder.

      7.6 Notice. For the purposes of this Agreement, notices and all other communications provided for in this agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

             To   the   Company: Consolidated Freightways Corporation
                         175 Linfield Drive
                         Menlo Park, CA  94025
                         Attn: Chairman of Compensation Committee

          To Executive:  David F. Morrison


      7.7 Modification; Waiver; Entire Agreement. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

      7.8 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      7.9 Executive Acknowledgment. Executive acknowledges (a) that he has consulted with or had had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

      7.10 Injunctive Relief. The parties agrees that the services to be rendered by Executive hereunder are of a unique nature and that in the event of any breach or threatened breach of any of the covenants contained herein, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law. Both parties agree that the remedy specified in this section is not exclusive of any other remedy for the breach by Executive of the terms hereof.

     7.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

      7.12 No Mitigation. The Executive shall not be required to mitigate the amount of payments hereunder by seeking other employment or otherwise, and any amount earned by Executive as a result of employment by other employer after the date of termination shall not reduce the payments hereunder.

      7.13 Indemnity. The Company and its Affiliates shall indemnify and hold Executive harmless against any loss, cost or expense arising out of or relating to the performance of his duties to the Company and its Affiliates, and shall maintain adequate liability insurance covering such Executive's acts and omissions occurring during the term of this Agreement and for a period of six years thereafter.

      7.14 Taxes. Except as specifically provided in this Agreement, Executive shall be responsible for all taxes, interest and penalties that Executive may incur by reason of the performance of this Agreement by the Company, notwithstanding any statement of income furnished by the Company. Executive shall be fully responsible for determining the amount and timing of any such taxes.

      Executed by the parties as of the date and year first above written.
                        Consolidated Freightways Corporation


                              /s/W. Roger Curry
                              W. Roger Curry
                              President and Chief Executive Officer
                              Consolidated Freightways Corporation

                              Executive:


                              /s/David F. Morrison
                              David F. Morrison
                              Executive Vice President  &  Chief
                                Financial Officer
                              Consolidated Freightways Corporation